EXHIBIT 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and six months ended June 30, 2015 and 2014	3

Balance Sheet as of June 30, 2015 and December 31, 2014	4

Statement of Cash Flows for the six months ended June 30, 2015 and 2014	6

Statement of Changes in Shareholder’s Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Revenues	$51,757	$67,976	$201,265	$230,891

Operating Expenses
Operation
Natural gas purchased	18,296	37,026	102,737	135,347
Operation and maintenance	18,219	19,475	39,152	34,701
Depreciation and amortization	7,798	7,325	15,655	14,973
Taxes - other than income taxes	4,497	4,630	12,677	12,996
Total Operating Expenses	48,810	68,456	170,221	198,017
Operating Income (Loss)	2,947	(480)	31,044	32,874

Other Income and (Deductions), net	338	47	638	252

Interest Charges, net
Interest on long-term debt	2,186	2,393	4,371	4,786
Other interest, net	307	407	432	437
	2,493	2,800	4,803	5,223
Amortization of debt expense and redemption premiums	23	24	46	45
Total Interest Charges, net	2,516	2,824	4,849	5,268

Income (Loss) Before Income Taxes	769	(3,257)	26,833	27,858

Income Taxes	196	(1,251)	9,477	10,884

Net Income (Loss)	573	(2,006)	17,356	16,974
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	7	(40)	14	(27)

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$566	$(1,966)	$17,342	$17,001

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Income (Loss)	$573	$(2,006)	$17,356	$16,974
Other Comprehensive Income (Loss), net of income taxes
Changes in unrealized gains(losses) related to pension and other post-retirement benefit plans	-	-	128	-
Total Other Comprehensive Income (Loss), net of income taxes	573	(2,006)	17,484	16,974
Comprehensive Income
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	7	(40)	14	(27)
Comprehensive Income (Loss)	$566	$(1,966)	$17,342	$17,001

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
Current Assets
Unrestricted cash and temporary cash investments	$45,708	$7,074
Accounts receivable less allowance of $2,500 and $3,300, respectively	50,199	64,266
Unbilled revenues	7,393	21,402
Current regulatory assets	13,629	13,761
Deferred income taxes	9,160	2,267
Natural gas in storage, at average cost	20,026	39,627
Materials and supplies, at average cost	1,491	1,252
Refundable taxes	105	1,510
Prepayments	252	1,021
Other	175	175
Total Current Assets	148,138	152,355

Other investments	1,800	556

Net Property, Plant and Equipment	516,283	501,297

Regulatory Assets	111,386	115,930

Deferred Charges and Other Assets
Unamortized debt issuance expenses	679	725
Goodwill	79,341	79,341
Other	988	-
Total Deferred Charges and Other Assets	81,008	80,066

Total Assets	$858,615	$850,204

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
Current Liabilities
Current portion of long-term debt	$1,618	$1,616
Accounts payable	30,755	59,515
Accrued liabilities	8,965	11,621
Current regulatory liabilities	26,715	4,346
Interest accrued	2,068	2,098
Taxes accrued	6,484	3,615
Total Current Liabilities	76,605	82,811

Deferred Income Taxes	23,804	18,589

Regulatory Liabilities	177,240	171,596

Other Noncurrent Liabilities
Pension accrued	59,262	61,024
Other post-retirement benefits accrued	13,249	13,390
Other	7,339	7,338
Total Other Noncurrent Liabilities	79,850	81,752

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	140,963	141,773

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	315,304	315,304
Retained earnings (Accumulated deficit)	11,175	4,833
Accumulated other comprehensive income	101	(27)
Net Common Stock Equity	359,813	353,343

Total Capitalization	501,116	495,456

Total Liabilities and Capitalization	$858,615	$850,204

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash Flows From Operating Activities
Net Income	$17,356	$16,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,701	15,018
Deferred income taxes	820	(2,748)
Pension expense	3,684	3,300
Regulatory activity, net	22,456	38,852
Other non-cash items, net	(2,156)	802
Changes in:
Accounts receivable, net	14,867	5,546
Unbilled revenues	14,009	14,247
Natural gas in storage	19,601	10,788
Prepayments	769	2,251
Accounts payable	(29,945)	(16,275)
Taxes accrued/refundable, net	4,274	7,283
Accrued pension	(5,116)	(4,778)
Accrued other post-employment benefits	(471)	1,783
Accrued liabilities	(2,656)	1,507
Other assets	(1,227)	497
Other liabilities	26	578
Total Adjustments	54,636	78,651
Net Cash provided by Operating Activities	71,992	95,625

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(22,344)	(19,755)
Intercompany receivable	-	4,000
Net Cash used in Investing Activities	(22,344)	(15,755)

Cash Flows from Financing Activities
Distribution of capital	-	(12,400)
Payment of common stock dividend	(11,000)	(774)
Other	(14)	27
Net Cash used in Financing Activities	(11,014)	(13,147)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	38,634	66,723
Balance at beginning of period	7,074	8,620
Balance at end of period	$45,708	$75,343

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$5,765	$4,150

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2015
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balance as of December 31, 2014	10,634,436	$33,233	$315,304	$4,833	$(27)	$353,343

Net income				17,356		17,356
Other comprehensive income, net of income taxes					128	128
Payment of commom stock dividend				(11,000)		(11,000)
Payment of preferred stock dividend				(14)		(14)
Balance as of June 30, 2015	10,634,436	$33,233	$315,304	$11,175	$101	$359,813